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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-2


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Section 7.3 Indenture                                                            Distribution Date:               4/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                        0.00
             Class B Principal Payment                                                        0.00
             Class C Principal Payment                                                        0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                        0.00
             Class B Principal Payment                                                        0.00
             Class C Principal Payment                                                        0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                                      1,163,120.00
               Class B Note Interest Requirement                                        116,312.00
               Class C Note Interest Requirement                                        248,201.50
                       Total                                                          1,527,633.50

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                                           1.03333
               Class B Note Interest Requirement                                           1.24000
               Class C Note Interest Requirement                                           2.05806

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                                        1,125,600,000
               Class B Note Principal Balance                                           93,800,000
               Class C Note Principal Balance                                          120,600,000

(iv)    Amount on deposit in Owner Trust Spread Account                              13,400,000.00

(v)     Required Owner Trust Spread Account Amount                                   13,400,000.00



                                                                                 By:
                                                                                             --------------------

                                                                                 Name:       Patricia M. Garvey
                                                                                 Title:      Vice President


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